SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549

                          FORM 8-K

                       CURRENT REPORT
           PURSUANT TO SECTION 13 OR 15(D) OF THE
               SECURITIES EXCHANGE ACT OF 1934

            Date of Report:  April 26, 1999


                RAYMOND JAMES FINANCIAL, INC.
   (Exact name of registrant as specified in its charter)



     FLORIDA                                   1-9109
59-1517485
  (State of incorporation)                      (Commission
(IRS Employer Identification

File Number)                      Number)



880 Carillon Parkway, St. Petersburg, Florida
33716
(Address of principal executive offices)
(Zip Code)



Registrant's telephone number, including area code
(727) 573-3800


Item 5.  Other Events


      On April 14, 1999, Raymond James Financial, Inc., ("RJF"), entered into an Agreement (the "Agreement") with BANK ONE CORPORATION ("Bank One") to acquire Roney & Co. ("Roney"), a wholly-owned broker-dealer subsidiary of Bank One. Pursuant to the terms of the Agreement, RJF will pay $ 80 million to acquire Roney. The acquisition, which is subject to regulatory approvals, is expected to close in the June quarter of 1999.
      Bank One owned Roney by virtue of it's acquisition in May 1998 of First Chicago NBD Corporation, who had purchased Roney only a month earlier. A portion of the Roney purchase price was deferred at that time and subjected to a three year employment requirement. In addition, a retention formula was established for key producers, also vesting ratably over a three year period. As part of its acquisition price for Roney, RJF will assume these obligations and thus have a total of approximately $28 million in deferred amounts in place through May 2001.
      Due to the amortization of goodwill and the expensing of retention amounts, the acquisition of Roney is anticipated to have a neutral to slightly dilutive impact on RJF's earnings per share for the first two years.

     Please see the attached press release dated April 14, 1999.

                         Signatures





     Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




RAYMOND JAMES FINANCIAL, INC.

(Registrant)




Date: April 26,1999
____/s/ Jeffrey P. Julien_______

Jeffrey P. Julien

Vice President - Finance

and Chief Financial

Officer
Release No. 499-1
April 14, 1999                             FOR IMMEDIATE RELEASE

RAYMOND JAMES FINANCIAL
ANNOUNCES AGREEMENT TO ACQUIRE
RONEY & CO. FROM BANK ONE

      ST.  PETERSBURG, Fla. - Raymond James Financial  today

announced it has reached an agreement to acquire Roney & Co.

from BANK ONE CORPORATION for $80 million.

      Roney's  operations will become a division of  Raymond

James  Financial's  Raymond James & Associates  wholly-owned

New York Stock Exchange member subsidiary.

      Roney  & Co.'s 28 branch offices in Michigan,  Indiana

and  Ohio  will  geographically complement Raymond  James  &

Associates'   retail  brokerage  network,  which   currently

includes 56 domestic retail offices, according to Thomas  A.

James, chairman of Raymond James Financial, and will provide a springboard for additional expansion in the Midwest.

     Together, the firms will have 900 Financial Advisors.

     The closing is expected prior to June 30, pending

regulatory agreement.

      William  C. Roney III, chairman of Roney &  Co.,  will

continue in a management role at Raymond James & Associates,

as well as serve on its board, and will lead the Roney & Co.

transition team in Detroit as president of the division.

                        -    more  -

Page   2                                     RAYMOND   JAMES

FINANCIAL

Rel. No. 499-1





      "We are very pleased to be able to include Roney & Co.

within  Raymond  James & Associates," James  said.  "I  have known  Bill and his company for a long time and I have great respect for them.

     "Raymond  James & Associates had already  targeted  the

Midwest   as   an  expansion  opportunity  for  its   retail

distribution   and   investment  banking  services,"   James

continued.  "We  recently opened offices in Des  Moines  and

Chicago. This acquisition will accelerate our entry. We  are gratified  to  have the opportunity to add  such  a  premier group to our growing brokerage network.

      "Both  Roney and Raymond James have similar  corporate

cultures," he continued. "Equally important, both firms  use

the  same  operating  system,  allowing  Raymond  James   to

establish a

second  operations  site  in  Detroit.  The  two  operations locations

will    provide   each   other   with   backup    processing

capabilities."

     "Raymond James & Associates was identified as the most

compatible partner in terms of a similar culture and client-

centered focus," explained Roney. "Raymond James & Associates is a highly regarded firm within our industry and we believe that this is a `best of both worlds' situation with the critical mass of a large company and the one-on-one personal service that has

                         -  more  -

Page   3                                     RAYMOND   JAMES
FINANCIAL
Rel. No. 499-1


long distinguished Roney & Co."

      At this point, according to James and Roney, they have

made no determination about any departments in Roney & Co.'s

Detroit headquarters, but it is likely that Capital Markets,

as  well  as  Operations,  will be represented  in  Detroit,

possibly leading to additional hiring. Every effort will  be made  to  retain  as  many  Roney  associates  as  possible.

Additionally, Raymond James & Associates has more  than  125 job  openings within its corporate headquarters as a  result of its continuing growth.

     "One of the reasons that this is a good fit for Roney &

Co.," according to Roney, "is, because we both use the same

operating system, the technical integration for our clients and financial consultants should be facilitated.

     "As for our branches," Roney added, "we expect a positive

effect  due to the expanded array of investment alternatives

and

enhanced  recruiting  opportunities  that  Raymond  James  &

Associates' national reputation brings to our firm."

      "After a strategic review of our investment management

business,  we  determined  that  Roney  &  Co.,  given   its

concentrated  regional  focus,  could  achieve  its   growth

potential  more effectively outside Bank One," according  to

David J. Kundert,

                        -    more  -



Page   4                                     RAYMOND   JAMES

FINANCIAL

Rel. No. 499-1





chairman  and  CEO of Banc One Investment Management  Group,

the  investment  management arm  of  BANK  ONE  CORPORATION.

"Within  our  fast-growing national investment business,  we are  directing  our  focus on growing the  $123  billion  in assets  we manage for individual and institutional  clients,

which  includes our proprietary $56 billion One Group Mutual

Funds."

     The Roney name will remain for the time being, although

it will operate as a division of Raymond James & Associates.

     "With the continuing consolidation within our industry,

unified  branding  has  become  increasingly  important   to

reinforce  a  shared identity," continued a  statement  from

Roney  and  James.  "Consequently,  we  have  made  a  joint decision to adopt the more established, national recognition of Raymond James & Associates over time."

     That will allow Roney & Co. to better capitalize on the

Raymond  James national branding campaign, which is centered on

its  1998  naming  of  Raymond James  Stadium,  Tampa's  new

football   facility  used  by  the  Tampa  Bay   Buccaneers,

professional  soccer's Tampa Bay Mutiny  and  University  of

South Florida's football team, the Bulls.

                         -  more  -


Page   5                                     RAYMOND   JAMES
FINANCIAL
Rel. No. 499-1


     Concerning the consolidation, James stressed that "we have not yet finalized the timing. Reflecting the similar cultures,

values and operating systems, we anticipate a relatively smooth integration."

     Roney & Co. will add its $112.6 million in revenues to

Raymond James Financial's fiscal 1998 $1.1 billion.

     Raymond James Financial (NYSE - RJF) provides financial

services  to  individuals, corporations  and  municipalities through its two wholly-owned investment firms, Raymond James

&  Associates  and Raymond James Financial  Services,  which have  more  than 3,300 Financial Advisors in 1,400 locations throughout  the  United  States and  overseas,  as  well  as through  its  asset management subsidiaries which  currently manage in excess of $12 billion.

                          -  30  -

                 For additional information,
       please contact Lawrence Silver at 727-573-3800.